UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 4, 2007

BLACKHAWK CAPITAL GROUP BDC, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	814-00678 (Commission File Number)	20-1031329 (IRS Employer Identification No.)

14 Wall Street, 11th Floor New York, New York (Address of principal executive offices)	10005 (Zip Code)

Registrant’s telephone number, including area code: (212) 566-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 Securities and Trading Markets
Item 3.02  Unregistered Sales of Equity Securities

(a) On June 4, 2007, Blackhawk Capital Group BDC, Inc., a Delaware corporation (the "Company") sold an aggregate of 502,891 shares of its common stock, $.00001 par value per share ("Common Stock"), at a purchase price of $1.00 per share, to four (4) accredited investors for an aggregate amount of $502,891. The sale consisted of the following: (i) 370,000 shares sold to three (3) accredited investors for the purchase price of $1.00 per share, or an aggregate of $370,000; and (ii) the issuance of 132,891 shares to The Concorde Group, Inc. ("Concorde"), an affiliate and the largest stockholder of the Company, in exchange for (x) $107,481 in a convertible note (consisting of $100,000 in principal and $7,481 in accrued and unpaid interest) owed by the Company to Concorde and issued on August 1, 2006 and (y) $25,500 in a convertible note owed by the Company to Concorde and issued on May 29, 2007. The conversion price for both of these notes was $1.00 per share of Common Stock. The placement agent for the sale of the shares of Common Stock was SMH Capital, Inc. ("SMH"). SMH received a placement fee of $.09 per share of Common Stock, for an aggregate amount of $27,000, on the sale of 300,000 shares to the one (1) accredited investor. No fee is payable to SMH on the conversion of the two notes by Concorde or on the sale of 70,000 shares of Common Stock to two (2) accredited investors. The sale of shares of Common Stock was made pursuant to a Regulation E offering ("Offering") by the Company under the Securities Act of 1933, as amended ("Securities Act"). Given that the Company has raised an amount greater than $500,000 in the Offering, the Company has raised the minimum requirement in the Offering of $500,000.

(b) The 502,891 shares sold in the Regulation E offering and described in item (a) above represent 1.65% of the Company's outstanding shares of Common Stock as of June 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2007	BLACKHAWK CAPITAL GROUP BDC, INC.

	By:	/s/ Craig A. Zabala
Craig A. Zabala
Chief Executive Officer